UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INTELIQUENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 8, 2014, Inteliquent, Inc. filed the following Current Report on Form 8-K.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33778 (Commission File Number)	31-1786871 (IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2014, the Compensation Committee of Inteliquent, Inc. (the “Company”) increased the 2014 target bonus level under the Company’s annual cash incentive bonus plan for G. Edward Evans, the Company’s Chief Executive Officer, from 50% of his annual base salary to 75% of his annual base salary.

The Company entered into a written amendment to its employment agreement with Mr. Evans to reflect the increased target bonus level (the “Amendment”). The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified by reference to such exhibit.

The information set forth herein supplements the Company’s Proxy Statement dated April 15, 2014 and furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 20, 2014 (or any adjournment or postponement thereof).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement dated May 8, 2014 by and between Inteliquent, Inc. and G. Edward Evans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

Date: May 8, 2014	/s/ Richard L. Monto
Name: Richard L. Monto
Title: General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement dated May 8, 2014 by and between Inteliquent, Inc. and G. Edward Evans.

Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Second Amendment”) is made by and between Inteliquent, Inc. (f/k/a Neutral Tandem, Inc. and referred to herein as the “Company”) and G. Edward Evans (the “Executive”). This Second Amendment is made as of May 8, 2014.

BACKGROUND

A. The Company and Executive entered into an Employment Agreement dated April 1, 2011 (as amended, the “Agreement”).

B. The parties wish to amend the Agreement to reflect the following change.

THE AGREEMENT

The parties agree as follows:

1. Definitions. All capitalized terms not defined in this Second Amendment have the same meanings given to those terms in the Agreement.

2. Section 2.2. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.2	Bonus. The Executive will be eligible to receive an annual bonus in respect of each calendar year during the term of this Agreement in the form of a cash payment of 75% of Executive’s base salary in the applicable calendar year (or such greater percentage as the Board may determine). Any bonus will be based on the extent to which Executive achieves performance goals to be established by the Board from time to time in consultation with the Executive. The Company will pay Executive’s bonus, if any, no later than March 15 in the calendar year following the calendar year to which the bonus relates. No bonus shall be deemed to have been earned by Executive for any calendar year in which the Executive is not actively employed as of December 31 of the calendar year to which the bonus relates.

3. Section References. Section titles used in this Second Amendment have no substantive meaning and are not a part of the parties’ agreement.

4. Successors and Assigns. This Second Amendment is binding upon and inures to the benefit of the successors and permitted assigns of the parties.

5. Entire Agreement. Except as expressly modified by this Second Amendment, the Agreement is and will remain in full force and effect in accordance with its terms and constitutes the legal and binding obligations of the Company and Executive. This Second Amendment, including the Agreement, is the complete agreement of the parties and supersedes any prior agreements or representations, whether oral or written, with respect to the subject matter of this Second Amendment

The Company and Executive have executed this Second Amendment as of the date set forth above.

Inteliquent, Inc.		G. Edward Evans

By:	/s/ Richard L. Monto	By:	/s/ G. Edward Evans
Name:	Richard L. Monto
Title:	General Counsel and Secretary

2